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                                                            EXHIBIT NO. 99.10(d)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the references made to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors and Financial Statements" in the Statements of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 46 to Registration Statement No. 33-1657 on Form N-1A of our reports dated July 11, 2003 on the financial statements and financial highlights of MFS Emerging Markets Equity Fund, MFS International Value Fund, and MFS International Growth Fund, each a series of MFS Series Trust X, included in the Funds' 2003 Annual Reports to Shareholders.


                                                        ERNST & YOUNG LLP
                                                        -----------------
                                                        Ernst & Young LLP

Boston, Massachusetts
September 22, 2003